May 4, 2021

GAUCHO GROUP HOLDINGS, INC.

Gaucho Group Holdings, INC. Announces Appointment of A. William Allen III To Board of Directors

NEW YORK, NY / ACCESSWIRE / May 4, 2021 /Gaucho Group Holdings, Inc. (NASDAQ:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories, today is pleased to announce the addition of A. William ("Bill") Allen as a member of its Board of Directors. Gaucho Group Holdings, Inc. believes Mr. Allen is uniquely qualified to serve as a member of our Board of Directors because of his vast experience and extensive knowledge in the leisure, hospitality, and the food service industries.

His current role as an active board member of various similarly positioned private organizations makes Mr. Allen an invaluable asset to Gaucho Group Holdings' mission as the Company prepares to grow its brand collections and business opportunities while looking to expand its footprint in strategic markets.

From 2005 to 2009, Mr. Allen was the CEO of Bloomin' Brands (and served as Chairman of its Board from 2009 to 2011). Mr. Allen managed Bloomin' Brands' $3.9 billion take-private successful initiative in 2007, sponsored by private equity firms *L* Catterton and Bain Capital, which occurred during his tenure. In 1998, Mr. Allen led the development of Fleming's Prime Steakhouse & Wine Bar, which he co-founded with famed restauranteur Paul Fleming, the co-founder of the P.F. Chang's restaurant group. Messrs. Allen and Fleming later sold the company to Bloomin' Brands for a majority stake in 2004.

Mr. Allen was the President and CEO of La Madeleine French Bakery and Café before co-founding the highly successful Fleming's Prime Steakhouse & Wine Bar brand. Mr. Allen started his career working for The Marriott Corporation and Restaurant Enterprises Group, has extensive hospitality-related experience, and is considered to one of the most respected figures in the hospitality industry. Mr. Allen is a value-added investor, advisor, and board member for several developed and early-stage growth food service companies.

"I am pleased to be named to the Board of Directors of Gaucho Group Holdings," said Mr. Allen. "I am extremely impressed with the leadership of the company and the high-quality brand collection that Scott Mathis has strategically assembled over the years, and I'm pleased for Gaucho Group Holdings and its shareholders as the Company activates growth and shareholder value. Equally exciting is the opportunity to collaborate with the Gaucho Board and team as the Company is poised to experience growth in the United States and globally as the Gaucho collection achieves international brand recognition, sales momentum, and increased value for its customers and shareholders."

Scott Mathis, CEO, and Chairman of Gaucho Group Holdings, Inc., added: "Our ultimate objective is to expand and scale all aspects of our growing portfolio, and our remarkable Board of Directors will continue to assist the Company in achieving these meaningful objectives.

"We will continue to bring on new Board members and business advisors with global experience and connectivity within the luxury travel and hospitality sectors, with a focus to build a powerful and global team having the vision, ability, and experience to execute at the highest levels. In the years ahead, we look to make household names of all our brands. Our team believes that Bill's extensive understanding of the lifestyle, hospitality, and food service industries, as well as international business generally, correlates directly with our mission. We are delighted to include Bill as part of our growing team."

About Gaucho Group Holdings, Inc.

Gaucho Group Holdings, Inc. (gauchoholdings.com) crafts luxury experiences, properties, and products that celebrate the vibrant, distinctive Argentinian lifestyle. For more than ten years, Gaucho Group Holdings has been uniquely positioned to source and develop opportunities within Argentina's luxury real estate and consumer marketplace and capitalize on the continued growth of global e-commerce across multiple market sectors, with the ultimate goal of becoming a leader in diversified luxury goods and experiences.

Gaucho Group Holdings, Inc. consists of Algodon Wine Estates and Gaucho - Buenos Aires, two families of luxury brands that represent the unique spirit and duality found in the Argentinian lifestyle. Our proprietary Algodon brand celebrates the abundance of the countryside through its fine wines (algodonfinewines.com & algodonwines.com.ar); hospitality, wellness, and luxury real estate (algodonhotels.com & algodonwineestates.com); and consumer goods. Gaucho Buenos Aires is an expression of Argentina's modern, cosmopolitan cities, with the leather goods, ready-to-wear, and accessories of Gaucho - Buenos Aires™ (gauchobuenosaires.com).

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition, or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Media Relations:
Gaucho Group Holdings, Inc.
Rick Stear
Director of Marketing
212.739.7669
rstear@gauchoholdings.com

SOURCE: Gaucho Group Holdings, Inc.

View source version on accesswire.com:
https://www.accesswire.com/644207/Gaucho-Group-Holdings-INC-Announces-Appointment-of-A-William-Allen-III-To-Board-of-Directors